            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

==============================================================
                                              GIVE THE
                                          SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
--------------------------------------------------------------
                                      GIVE THE EMPLOYER
                                      IDENTIFICATION
           FOR THIS TYPE OF ACCOUNT:  NUMBER OF --
--------------------------------------------------------------
 1.  Individual                       The individual
 2.  Two or more individuals (joint   The actual owner of the
     account)                         account or, if combined
                                      funds, the first
                                      individual on the
                                      account(1)
 3.  Husband and wife (joint          The actual owner of the
     account)                         account or, if joint
                                      funds, either person(1)
 4.  Custodian account of a minor     The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)  The adult or, if the
                                      minor is the only
                                      contributor, the
                                      minor(1)
 6.  Account in the name of guardian  The ward, minor or
     or committee for a designated    incompetent person(3)
     ward, minor or incompetent
     person
 7.  a. The usual revocable savings   The grantor- trustee(1)
        trust account (grantor is
        also trustee)                 The actual owner(1)
     b. So-called trust account that
        is not a legal or valid
        trust under State law
 8.  Sole proprietorship              The owner(4)
 9.  A valid trust, estate or         The legal entity(5)
     pension trust
10.  Corporate                        The corporation
11.  Religious, charitable, or        The organization
     educational organization
12.  Partnership account held in the  The partnership
     name of the business
13.  Association, club or other       The organization
     tax-exempt organization
14.  A broker or registered nominee   The broker or nominee
15.  Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district or prison) that
     receives agricultural program
     payments
==============================================================


(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) The name of the owner must be shown.
(5) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees generally exempted from backup withholding on payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States or any political subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A dealer in securities or commodities required to register in the United States or a possession thereof.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a) of the Code.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: Payees may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and the payee has not provided his or her correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

- Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON THE FORM AND WRITE "EXEMPT" ON THE FACE OF THE FORM.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Code.

PRIVACY ACT NOTICE. -- Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup imposition of withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.